Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SONIC AUTOMOTIVE, INC.

(Amended as of February 10, 2021)

i

ii

AMENDED AND RESTATED
BYLAWS
OF
SONIC AUTOMOTIVE, INC.
ARTICLE 1 – REGISTERED AND OTHER OFFICES
SECTION 1.01. REGISTERED OFFICE.
The address of the initial registered office in the State of Delaware and the name of the initial registered agent of Sonic Automotive, Inc. (the “Corporation”) at such address are set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Delaware as is required by law.
SECTION 1.02. OTHER OFFICES.
The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE 2 – MEETINGS OF STOCKHOLDERS
SECTION 2.01. ANNUAL MEETINGS.
Annual meetings of stockholders for the election of directors and for the transaction of any other business properly brought before the stockholders in accordance with Section 2.08 hereof shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting.
If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect directors to succeed those directors whose term expires at such annual meeting and may transact such other business as is properly brought before the stockholders in accordance with Section 2.08 hereof.
SECTION 2.02. SPECIAL MEETINGS.
Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the Secretary or any Assistant Secretary (i) at the request of the Chairman of the Board, (ii) at the request in writing of a majority of the directors or (iii) by the written request of holders of more than eighty percent (80%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of the proposed meeting. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or outside the State of Delaware as the Corporation may designate. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting as set forth in Section 2.03. If a special meeting is adjourned to another time or place, the stockholders may only transact business at the adjourned meeting that may have properly been transacted at the original meeting.
SECTION 2.03. NOTICE OF MEETINGS.
Written notice, stating the place, date and time of any annual or special meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting in accordance with Delaware law, by or at the direction of the Board or the person or persons calling the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, then such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, or any stockholder who waives notice of any meeting.
SECTION 2.04. STOCKHOLDER LIST.
The officer or agent who has charge of the stock ledger of the Corporation shall, at least ten (10) days before each meeting of stockholders, prepare a complete alphabetical list of the stockholders entitled to vote at the ensuing meeting, with the address and the number and class and series, if any, of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.
SECTION 2.05. QUORUM.
Except as otherwise required by the General Corporation Law of the State of Delaware (the “Act”), by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.
SECTION 2.06. VOTING.
If a quorum is present, the affirmative vote of a majority of the votes cast by shares entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by the Act, the Certificate of Incorporation or these Bylaws. Where a separate vote by class is required, the affirmative vote of a majority of the votes cast by shares of such class shall be the act of such class unless the vote of a greater number is required by the Act, the Certificate of Incorporation or these Bylaws. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as may otherwise be provided by the Act or by the Certificate of Incorporation.
Except as otherwise provided by the Act or the Certificate of Incorporation, each director nominee, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected by an affirmative vote of a majority of the votes cast with respect to such director nominee by the stockholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected in which case each director nominee shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, “a majority of the votes cast” means that the number of votes cast “for” such nominee must exceed the number of votes cast “against” such nominee. In the event that a nominee is already a director of the Corporation and does not receive a majority of the votes cast with respect to such nominee in an election where the number of nominees equals the number of directors to be elected, such nominee shall promptly tender his or her resignation to the Board for consideration.
Cumulative voting of shares is prohibited. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorneyinfact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a different period.
SECTION 2.07. NO ACTION WITHOUT A MEETING.
No action required to be taken or that may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
SECTION 2.08. ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OTHER BUSINESS.
(a)    Director Nominations. Subject to any rights of holders of Preferred Stock, only persons who are selected and recommended by the Board or a committee of the Board established to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.08, shall be eligible for election at any annual or special stockholders meeting. Nominations of individuals for election to the Board at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by a stockholder of the Corporation entitled to vote for the election of directors at that meeting as hereinafter set forth. Nominations by stockholders shall be delivered to the Corporation in accordance with subsection 2.08(c) hereof and shall be made by written notice (a “Nomination Notice”), which shall set forth, (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the background and qualification of such person, including without limitation, the principal occupation or employment of such person; (C) the class and number of shares of any capital stock of the Corporation which are beneficially owned by such person; (D) such other information regarding each individual nominated that is to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules promulgated thereunder, including such person’s written consent to (1) being named in the proxy statement as a nominee, (2) serving as a director if elected and (3) providing information that the Board requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; and (E) include a written statement signed by such person: (1) that such person acknowledges that as a director of the Corporation such person will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders; (2) disclosing whether such person is party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question; (3) disclosing whether such person is party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation; (4) disclosing whether such person is affiliated with a competitor of the Corporation; (5) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (2), (3) and (4) for as long as such person is a director nominee or a director of the Corporation; (6) agreeing if elected as a director of the Corporation to comply with all applicable codes of conduct and ethics, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors of the Corporation and, (ii) as to the stockholder submitting the Nomination Notice and any Stockholder Associated Person (hereinafter defined) (A) the name and business address of such stockholder and any Stockholder Associated Person; (B) the name and business address of such stockholder and each Stockholder Associated Person as they appear on the Corporation’s books along with a representation that such stockholder is a stockholder of record of shares of the Corporation’s capital stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the person(s) in the notice; (C)(1) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or any Stockholder Associated Person, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (4) any short interest of such stockholder or any Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; (D) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (E) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (F) include a representation by such stockholder to provide the Corporation any supplemental notices required by Section 2.08(e). If the presiding officer at any meeting of the stockholders determines that any nomination was not made in accordance with the procedures prescribed by these Bylaws, then he shall so declare to the stockholders at the meeting, and the defective nomination shall be disregarded. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(b)    Stockholder Business. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) properly brought before the meeting by a stockholder of record (who was also a stockholder of record at the time of giving of the notice) in accordance with the procedures set forth in this Section 2.08. A stockholder’s written notice (a “Business Notice”) shall set forth, as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), (iii) the name and business address of record of the stockholder proposing such business, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (v) the reasons for conducting such business at the meeting and (vi) any material interest of the stockholder or any Stockholder Associated Person in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business. The Business Notice shall also set forth, as to the stockholder submitting the Business Notice and any Stockholder Associated Person, all of the information set forth in items (A)-(F) of Section 2.08(a)(ii). If the presiding officer at any meeting of stockholders determines that business was not properly brought before the meeting, then he shall so declare to the stockholders at the meeting, and any such business not properly brought before the meeting shall not be transacted.
(c)    Delivery of Notices. To be timely, any Nomination Notice or Business Notice, in respect of an Annual Meeting of Stockholders, must be delivered to, or mailed and received at, the principal executive office of the Corporation, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be timely, any Nomination Notice, in respect of an Special Meeting of Stockholders, must be delivered to, or mailed and received at, the principal executive office of the Corporation, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
(d)    Stockholder Associated Person. The term “Stockholder Associated Person” means, with respect to a stockholder, (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (3) any person controlling, controlled by or under common control with such stockholder.
(e)    Changed Facts. If any of the facts set forth in a Nomination Notice changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the stockholder must deliver to the Secretary, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (1) the close of business within five calendar days of the event giving rise to such change, or (2) the commencement of such annual meeting, a supplemental notice providing such revised information.
(f)    Miscellaneous. Nothing contained in this Section 2.08 shall restrict any right of the Corporation, under applicable law, to conclude that any proposal is inappropriate for consideration by the stockholders at the subject meeting, or shall obligate the Corporation to include any proposal in the Corporation’s proxy materials for the subject meeting. The requirements of this Section 2.08 are separate from and in addition to the requirements of the Exchange Act. A stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.08; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to stockholder proposals pursuant to this Section 2.08. Nothing in this Section 2.08 shall be deemed to affect any rights of the Corporation’s stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act. No business proposed to be brought by a stockholder may be brought if such stockholder or a Stockholder Associated Person, as applicable, takes any action contrary to the representations made pursuant to the provisions of this Section 2.08 applicable to such business or if the required notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that such business was not properly brought before the meeting and in accordance with the provisions of this Section 2.08 and, if the chairman of the meeting should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be conducted.
SECTION 2.09. ADJOURNMENT.
The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders (inclusive of both the Corporation’s Class A Common Stock and the Corporation’s Class B Common Stock) who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), or if the adjournment is for more than 45 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.
ARTICLE 3 – DIRECTORS
SECTION 3.01. POWERS.
The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

SECTION 3.02. NUMBER AND TERM.
The Board shall consist of not less than three (3) nor more than thirteen (13) directors as a majority of the Board shall from time to time specify. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director and when so fixed such number shall continue to be the authorized number of directors until changed in accordance herewith. All directors will be elected for a one year term expiring at the next annual meeting of stockholders. Each director shall serve until his successor shall have been elected and qualified or until his earlier resignation, removal or death.
SECTION 3.03. RESIGNATIONS.
Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein.
SECTION 3.04. VACANCIES.
Subject to any rights of holders of Preferred Stock, any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, removal, resignation or death, may only be filled by the affirmative vote of a majority of the remaining directors then in office though less than a quorum of the Board, or by a sole remaining director, as the case may be, and the director(s) so chosen shall hold office until the next annual meeting of stockholders and until his(their) successors are duly elected and qualified, or until his(their) earlier resignation or removal.
SECTION 3.05. REMOVAL.
Directors may be removed from office, with or without cause, by a vote of stockholders holding shares having a majority of the votes then entitled to be voted at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.
SECTION 3.06. MEETINGS; PLACE AND TIME.
The Board may hold meetings, both regular and special, either within or without the State of Delaware, as it may from time to time determine.
SECTION 3.07. REGULAR ANNUAL MEETING.
A regular annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the same place or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of such Board shall be present.
SECTION 3.08. OTHER REGULAR MEETINGS.
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
SECTION 3.09. SPECIAL MEETINGS; NOTICE.
Special meetings of the Board may be called by the Chairman of the Board or the President or by the written request of two (2) directors. Written notice of the time and place of special meetings shall be given to each director by either personal delivery, telegram, cablegram or telefax at least seven (7) days before the meeting, or by notice mailed to each director at least ten (10) days before the meeting. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 3.10. QUORUM.
At all meetings of the Board, a majority of the directors then serving shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 3.11. ACTION WITHOUT MEETING.
Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
SECTION 3.12. TELEPHONE MEETINGS.
Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 3.13. COMMITTEES OF DIRECTORS.
The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to dissolve any such committee, either with or without cause, at any time.
SECTION 3.14. COMPENSATION OF DIRECTORS.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board (and any committee thereof), a fixed sum for attendance at each meeting of the Board (and any committee thereof), and a stated salary as director. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 3.15. DIRECTOR CONFLICTS OF INTEREST.
No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or entity in which one or more of the directors of this Corporation are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:
A.     The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or committee, and the Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

B.     The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or
C.     The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board, a committee or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction.
ARTICLE 4 – OFFICERS
SECTION 4.01. OFFICERS.
The officers of the Corporation shall consist of a President, a Treasurer and a Secretary, shall be elected by the Board and shall hold office until their successors are elected and qualified, unless such officers resign, die or are removed prior thereto. In addition, the Board may elect a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Controller, one or more Vice Presidents or Executive Vice Presidents, and such Assistant Secretaries and Assistant Treasurers or other officers as it may deem proper. None of the officers of the Corporation need be stockholders. The officers shall be elected at the first meeting of the Board after each annual meeting. More than two offices may be held by the same person, except the offices of President and Secretary, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Board shall designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation.
SECTION 4.02. CHAIRMAN; CHIEF EXECUTIVE OFFICER.
The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and of the Board. The Chairman shall also have and perform such other duties as from time to time may be assigned to him by the Board. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, supervise and control the business and management of the Corporation. The Chief Executive Officer shall also have and perform such other duties as from time to time may be assigned to him by the Board.
SECTION 4.03. PRESIDENT.
The President shall have and perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board. If designated as the Chief Executive Officer by the Board, the President shall, subject to the direction of the Board, supervise and control the business and management of the Corporation. If there is no Chairman, or in his absence, the President shall preside at all meetings of the stockholders.

SECTION 4.04. CHIEF OPERATING OFFICER.
The Chief Operating Officer, if one is elected, shall have and perform such duties as from time to time may be assigned to him by the Chief Executive Officer.
SECTION 4.05. CHIEF FINANCIAL OFFICER.
The Chief Financial Officer, if one is elected, shall have and perform such duties as from time to time may be assigned to him by the Chief Executive Officer.
SECTION 4.06. VICE PRESIDENTS OR EXECUTIVE VICE PRESIDENTS.
If Vice Presidents or Executive Vice Presidents be elected, they shall have such powers and shall perform such duties as shall be assigned to them by the President.
SECTION 4.07. TREASURER.
The Treasurer shall be responsible for the administration of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, taking proper vouchers for such disbursements. He shall render to the Chairman, the President and the Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond for the faithful performance of his duties in such amount and with such surety as the Board shall prescribe.
SECTION 4.08. SECRETARY.
The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President or the Board. He shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary.
SECTION 4.09. CONTROLLER, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.
Controller, Assistant Treasurers and Assistant Secretaries, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chairman of the Board or the President.
SECTION 4.10. REMOVAL; RESIGNATIONS; VACANCIES.
Any officer elected or appointed by the Board may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board. Section 3.03 shall apply similarly to resignations of officers. Any vacancy occurring in any office of the Corporation may be filled by the Board.

SECTION 4.11. COMPENSATION.
The compensation of officers of the Corporation shall be established by the Board or any compensation committee thereof. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board fixing such compensation. If the Chairman of the Board is also the Chief Executive Officer of the Corporation, the Chairman shall have authority to establish the salaries of all other employees of the Corporation. If the Chairman of the Board is not the Chief Executive Officer of the Corporation, the President shall have authority to establish the salaries of all other employees of the Corporation.
SECTION 4.12. MECHANICAL ENDORSEMENT.
The Chairman of the Board, the President, any Executive Vice President, any Vice President, or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.
ARTICLE 5 – MISCELLANEOUS
SECTION 5.01. STOCK CERTIFICATES.
(a)    Issuance. The Corporation may issue the shares of stock authorized by its Certificate of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.
(b)    Signatures. Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman, or the President, Executive Vice President or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
(c)    Form. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom it is issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply, in all respects, with the requirements of the Act.
(d)    Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney; provided, however, that the Corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.
(e)    Lost, Stolen or Destroyed Certificates. The Board may authorize the Corporation to issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (i) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (ii) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (iii) gives bond in such form, if any, as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation.
(f)    Transfer Agents; Registrars; Rules Respecting Certificate. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.
SECTION 5.02. STOCKHOLDERS RECORD DATE.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and, with respect to record dates to be established in connection with stockholders meetings, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, or, with respect to record dates to be established in connection with other actions, which shall not be more than sixty (60) days prior to such other action.
SECTION 5.03. REGISTERED STOCKHOLDERS.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
SECTION 5.04. DIVIDENDS.
Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.
SECTION 5.05. SEAL.
The corporate seal shall be circular in form and shall contain the name of the Corporation and the words “CORPORATE SEAL, DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
SECTION 5.06. FISCAL YEAR.
The fiscal year of the Corporation shall be determined by the Board.

SECTION 5.07. CHECKS.
All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be authorized by the Chairman of the Board or the President.
SECTION 5.08. NOTICE AND WAIVER OF NOTICE.
Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, airmail postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.
SECTION 5.09. BOOKS AND RECORDS.
The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, the Board and committees thereof.
SECTION 5.10. EXCLUSIVE JURISDICTION OF DELAWARE COURTS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation (other than derivative actions brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder), (ii) any action asserting a claim of breach of or based on a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, or other employee or stockholder of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, but only to the extent permitted by applicable law, the United States District Court for the District of Delaware shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, or any ancillary claims related thereto which are subject to the ancillary jurisdiction of the federal courts.

ARTICLE 6– INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
SECTION 6.01. INDEMNIFICATION.
Any person who has been made or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) that was initiated by such person only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 6.01 shall be a contract right.
For purposes of this Section 6.01, reference to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, fiduciaries and agents so that any person who is or was a director, officer, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall stand in the same position under the provisions of this Section 6.01, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
SECTION 6.02. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Any indemnification of a director or officer of the Corporation under Section 6.01 above or advance of expenses under Section 6.03 below shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer subject to the following provisions. If a determination by the Board that the director or officer is entitled to indemnification pursuant to this Article 6 is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article 6 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 6.03. PAYMENT OF EXPENSES IN ADVANCE.
Expenses (including attorneys’ fees) incurred by any person described in Section 6.01 in defending an action, suit or proceeding referred to in Section 6.01 above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in Section 6.01.
SECTION 6.04. INDEMNIFICATION NOT EXCLUSIVE.
The indemnification and right to payment of expenses in advance of final disposition provided for under this Article 6 shall not be deemed exclusive of (i) any other rights to which those seeking indemnification may be entitled under any bylaw, any agreement, any insurance purchased by the Corporation, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or (ii) the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or enterprise that he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations with respect to directors and officers.
SECTION 6.05. OTHER.
Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect the indemnification of any officer or director of the Corporation existing at the time of such repeal or modification.
SECTION 6.06. INDEMNIFICATION AGREEMENTS.
The Corporation may enter into indemnification agreements with its officers and Directors.
SECTION 6.07. INSURANCE.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such and which insurance coverage may extend indemnification protection that is broader and more comprehensive than the indemnification benefits granted under this Article.
SECTION 6.08. CONTINUED COVERAGE.
Unless otherwise provided herein, the indemnification extended to a person that has qualified for indemnification under the provisions of this Article shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 7 – AMENDMENTS
In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal these Bylaws by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaw whether adopted by the Board or the stockholders.
ARTICLE 8 – CONFLICT OF TERMS
Except as otherwise explicitly provided in these Bylaws, if any provision contained in these Bylaws is in conflict with, inconsistent with, or imposes greater obligations or burdens than any provision in the Certificate of Incorporation, the provision contained in the Certificate of Incorporation shall govern and control to the extent of such conflict, inconsistency or obligation or burden.